SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ODYSSEY MARINE EXPLORATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which this transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

5215 WEST LAUREL STREET

TAMPA, FLORIDA 33607

(813) 876-1776

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 27, 2009

TO THE STOCKHOLDERS OF ODYSSEY MARINE EXPLORATION, INC.:

The Annual Meeting of Stockholders of Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), will be held at the Quorum Hotel – Tampa, 700 North Westshore Boulevard, Tampa, Florida, 33609, on Wednesday, May 27, 2009, at 9:30 a.m., Eastern Daylight Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

1. The election of six (6) directors of the Company to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

2. Such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

Only holders of record of the common stock, par value $0.0001 per share, of the Company at the close of business on March 30, 2009, will be entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

Whether or not you expect to attend the annual meeting of stockholders in person, we urge you to vote as soon as possible. As an alternative to voting at the annual meeting in person, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card in the postage-paid envelope enclosed with it. For detailed information on how you can vote, refer to the section entitled “How do I vote?” in the Proxy Statement. The giving of a proxy will not affect your right to vote in person if you attend the meeting. You may change your proxy vote automatically by voting in person at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

GREGORY P. STEMM
Chairman and Chief Executive Officer
Tampa, Florida
April 14, 2009

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

We are using the Internet as our primary method of furnishing proxy materials to stockholders under the new rules of the U.S. Securities and Exchange Commission for notice and access of proxy material. Therefore, most stockholders will not receive paper copies of our proxy materials. Instead we will send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting by use of the Internet. The Notice of Internet Availability of Proxy Materials also informs stockholders how to get paper copies of our proxy materials if they wish to do so. We believe this method of proxy distribution will make the proxy distribution process more efficient, less costly, and will contribute to the conservation of natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

ODYSSEY MARINE EXPLORATION, INC.

5215 WEST LAUREL STREET

TAMPA, FLORIDA 33607

(813) 876-1776

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 27, 2009

ABOUT THE MEETING

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Odyssey Marine Exploration, Inc., a Nevada corporation, for use at the Company’s Annual Meeting of Stockholders to be held at the Quorum Hotel – Tampa, 700 North Westshore Boulevard, Tampa, Florida, on May 27, 2009, at 9:30 a.m., Eastern Daylight Time, and at any adjournment thereof. It is anticipated that these proxy materials, or a Notice of Internet Availability of Proxy Materials, will be mailed on or about April 14, 2009, to stockholders entitled to vote at the annual meeting. When we refer to our company in this proxy statement we frequently use “we,” “us,” or “our” but also sometimes refer to our company as “Odyssey” or the “Company.”

The expense of soliciting proxies, including the cost of preparing, assembling and mailing this Proxy Statement, will be borne by the Company. It is anticipated that solicitations of proxies for the meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company’s shares held of record by such persons, and Odyssey will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

Why are these materials being made available to me?

We are making these proxy materials available to you because our Board of Directors is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on May 27, 2009. You are invited to attend the annual meeting, and we request that you vote on the proposals described in this Proxy Statement. You do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy on the Internet. Alternatively, if you requested and received a printed copy of these materials by mail, you may also complete, sign and return the accompanying proxy card or follow the instructions below to submit your proxy by phone.

We intend to mail proxy materials or a Notice Regarding the Availability of Proxy Materials (sometimes referred to as the “Notice”), to all stockholders of record entitled to vote at the annual meeting on or about April 14, 2009. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

What is the purpose of the meeting?

At the meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting that is attached to this Proxy Statement. These matters include the election of directors and the transaction of any other business that may properly come before the meeting. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, is being made available simultaneously to our stockholders, but does not constitute part of these proxy soliciting materials.

Who is entitled to vote at the meeting?

All voting rights are vested exclusively in the holders of our common stock, par value $0.0001 per share, with each share entitled to one vote on all matters to be voted upon at the meeting. Only stockholders of record at the close of business on March 30, 2009, are entitled to notice of and to vote at the meeting or any adjournment thereof. On March 30, 2009, we had 52,664,994 shares of common stock outstanding. Cumulative voting in the election of Directors is not permitted.

How many shares must be present to establish a quorum?

A majority of Odyssey’s outstanding common stock represented in person or by proxy shall constitute a quorum at the meeting. Shares represented by a properly signed and returned proxy will be treated as present at the annual meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote. Likewise, stock represented by “broker non-votes” will be treated as present for purposes of determining a quorum. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees, as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves to vote such shares on that matter.

How do I vote?

Stockholders of Record: Shares Registered in Your Name

As an alternative to voting in person at the annual meeting, stockholders whose shares are registered in their own names may vote without attending the annual meeting by telephone, over the Internet, or by mail as described below:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 26, 2009. Have your proxy card in hand with the 12 Digit Control Number available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

VOTE BY TELEPHONE

You can transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 26, 2009, by telephone following the instructions on your Proxy Card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Beneficial Owners: Shares Held in “Street Name”

If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive a notice regarding availability of proxy materials that will tell you how to access our proxy materials and provide voting instructions to your broker over the Internet. It will also tell you how to request a paper or e-mail copy of our proxy materials.

As noted above, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot. Stockholders who have elected to receive the 2009 proxy materials electronically will receive an email on or about April 14, 2009, and no later than April 20, 2009, with information on how to access stockholder information and instructions for voting.

TO REQUEST PAPER COPIES OF PROXY MATERIALS: If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy on or before May 13, 2009, to facilitate timely delivery. Please choose one of the following methods to make your request: (1) BY INTERNET: www.proxyvote.com; (2) BY TELEPHONE: 1-800-579-1639; (3) BY EMAIL: sendmaterial@proxyvote.com. NOTE: Include the 12 Digit Control Number located on the Notice in the subject line of your email.

Can I change my vote after submitting a Proxy?

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Odyssey’s Secretary at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You may also vote in person at the annual meeting if you obtain a legal proxy as described above.

Regardless of how your shares are held and whether or not you plan to attend the annual meeting, we encourage you to vote by proxy to ensure that your vote is counted. Please note that you may still attend the annual meeting and vote in person even if you have already voted by proxy.

Information about attending the Annual Meeting.

If you plan to attend the meeting, please bring the following:

1. Proper identification containing recent photograph such as a driver’s license or passport. We may inspect your bags or packages, and we may require you to check them and in some cases, we may not permit you to enter the meeting with them.

2. Acceptable Proof of Ownership if your shares are held in “Street Name.”

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is (a) a letter from your broker stating that you owned Odyssey Marine Exploration, Inc. stock on the record date or (b) an account statement showing that you owned Odyssey Marine Exploration, Inc. stock on the record date.

What is the voting requirement to approve each of the proposals?

The election of directors requires the affirmative vote of a plurality of the votes cast by shares represented in person or by proxy and entitled to vote for the election of directors. This means that the nominees receiving the most votes from those eligible to vote will be elected. You may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. Accordingly, votes withheld or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes.

An affirmative vote of the majority of the shares of common stock represented and entitled to vote at the meeting, assuming a quorum is present, is necessary for the approval of other matters. For other matters, broker non-votes are not included in the vote totals. If you grant a proxy, the persons named as proxy-holders will have the discretion to vote your shares on any additional matter properly presented for a vote at the meeting. We are not aware of any other business to be acted upon at the meeting.

ELECTION OF DIRECTORS – Proposal 1

The Board of Directors currently consists of six members. The Board of Directors recommends the election as directors of the six nominees listed below, to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the six current members of the present Board of Directors has been nominated for re-election. The persons named as “Proxies” in the form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies. If at the time of the meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

The following table sets forth the name and age of each nominee for director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a director:

Name	Age	Positions and Offices Held and Term as a Director
Gregory P. Stemm	51	Chairman and Chief Executive Officer; Director since May 1994

Mark D. Gordon	48	President and Chief Operating Officer; Director since January 2008

Bradford B. Baker	49	Director since January 2008

David J. Bederman	47	Director since January 2006

George Knutsson	70	Director since June 2001

David J. Saul	69	Director since October 2001

There are no family relationships between any of the directors or the executive officers of the Company.

All directors will hold office until the next Annual Meeting of the Stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth biographical information as to the business experience of each Executive Officer and Director of the Company for at least the last five years.

Gregory P. Stemm has served as Chairman and Chief Executive Officer since January 2008. In these capacities, Mr. Stemm is responsible for strategic planning and general execution of our business plan. He had previously served as Co-Chairman since February 2006 and as a Director and Executive Vice President since May 1994. During that time he was responsible for research and operations on all shipwreck projects. Mr. Stemm has extensive experience in managing shipwreck exploration operations since entering the field in 1986, including deep-ocean search and robotic archaeological excavation on a number of projects. A panelist at the 1998 Law of the Sea Institute, Mr. Stemm was appointed for four consecutive terms to the United States delegation to the United Nations Educational, Scientific and Cultural Organization (UNESCO) expert meeting to negotiate the “Draft Convention for the Protection of Underwater Cultural Heritage.” He was selected as a Fellow of the Explorers Club, and was the founder and past-president of the Professional Shipwreck Explorers Association (ProSEA). Mr. Stemm served as a founding director (1986-93) and international president (1992-93) of YEO (Young Entrepreneurs Organization) and was also a founding member of the World Entrepreneurs Organization, where he served on the International Board of Directors (1997-98).

Mark D. Gordon has served as our President and Chief Operating Officer since October 2007 and as a Director since January 2008. He was named Executive Vice President of Sales in January 2007, in which capacity he was responsible for the Attraction, Business Development and Retail Merchandising operations for the Company. He joined the Company in June 2005 as Director of Business Development. Prior to joining Odyssey, Mr. Gordon started, owned, and managed four different entrepreneurial ventures from 1987 to 2003, including Synergy Networks, which he founded in 1993 and served as CEO until September of 2003, when the company was sold to the Rockefeller Group. He continued to serve as President of

Rockefeller Group Technology Services Mid Atlantic (RGTSMA), a member of Rockefeller Group International, until December 2004. Mr. Gordon received a B.S. degree in Business Administration in 1982 and an MBA degree in Finance in 1983 from the American University. As a shipwreck diver with the National Diving Center in Washington, DC, he has conducted hundreds of dives and explorations on shipwrecks and was the first person to discover and dive on the wreck of the S.S. Proteus, a ship that had been missing since the early 1900s.

Bradford B. Baker re-joined the Company’s Board of Directors in January 2008. Mr. Baker is Chairman of the Compensation Committee. He previously served on the Board of Directors from February 1997 to December 2000. Mr. Baker currently serves as Chief Executive Officer of Nexus Biometrics, Inc., a leading fingerprint biometric company he founded in 2004. He is also President of Bramar Developers, Inc., a large-scale real estate development company that he founded in 1998. He was appointed a White House Fellow by President Ronald Reagan in 1998, served as secretary of the Resolution Trust Corporation Oversight Board, and served as Executive Director of the Florida Housing Finance Corporation. He previously held senior executive positions with Comcast Cable and Sterling Financial, Inc., and served as a director and as chairman of the audit committee of Dobi Medical International, Inc. from 2003 through 2007. He holds a B.S. degree in Business Administration from Nova University.

Dr. David J. Bederman joined the Board of Directors in January 2006 and became Lead Director in January 2008. Dr. Bederman is Chairman of the Governance Committee. He is a professor of law at Emory University in Atlanta, Georgia. Since 1991, he has taught international law, admiralty, international institutions, law of international common spaces, legal methods, customary law, as well as seminars on international environmental law and foreign relations power. In addition, he serves as an advisor to the Emory International Law Review. Dr. Bederman also leads a private practice and has provided legal counsel to Odyssey since 1998. In private practice, he has been involved with many cases involving maritime law and shipwreck disputes, and has represented clients in the Federal Court of Appeals, including the U.S. Supreme Court. Prior to joining Emory, Dr. Bederman practiced law in Washington, DC, with the firm of Covington & Burling and worked as a legal advisor at the Iran/United States Claims Tribunal at The Hague. Professor Bederman has published extensively on diverse legal topics, including legal history, constitutional law, and international legal theory and practice. In addition to a number of books and dozens of articles and essays, his major publications include The Spirit of International Law (2002), International Law in Antiquity (2001), and International Law Frameworks (2001). He has lectured widely and was a visiting professor at New York University and the University of Virginia, and was a Fulbright Distinguished Chair at Osgoode Hall in Toronto.

George Knutsson has served as a Director of the Company since June 2001. Mr. Knutsson is Chairman of the Audit Committee. Currently, Mr. Knutsson is President and Chairman of Knutsson Realty, Inc., specializing in commercial and investment properties in the Tampa Bay area. From 1995 to 2005, he owned and served as President and Chairman of American Boat Trailer Rental Company, Inc., a provider of boat trailer rentals in the southeastern United States. In addition, from 1995 to 1999, he was Co-Founder and Chief Financial Officer of Pro-Tech Monitoring, which uses patented GPS/cellular technology in the monitoring and tracking of felons worldwide. Mr. Knutsson also owned Pirates Cove Marina in the Tampa Bay area from 1984 until he sold it in 1995. In 1978, he founded Dollar Rent-A-Car of Florida and served as Chief Executive Officer until 1990, when he sold the company to Chrysler Corporation. Mr. Knutsson received his B.S. degree from the University of Florida and an MBA degree from the University of South Florida.

Dr. David J. Saul, who is retired, has served as a member of the Company’s Board of Directors since October 2001. Dr. Saul was Bermuda’s Minister of Finance from 1989 to 1995, and Premier of Bermuda from 1995 to 1997. In addition to his political background, Dr. Saul held two senior posts with Fidelity Investments, from 1984 through 1995, as the President of Fidelity Bermuda and Executive Vice President of Fidelity International. He retired from the firm in 1999 but remains a Director of Fidelity’s main international Board, and a Director of some 40 other Fidelity companies around the world - including the U.K., Bermuda, Jersey, Tokyo, Hong Kong, Cayman Islands, Luxembourg and Taiwan. Dr. Saul’s professional activities include two stints as a Director of the Bermuda Monetary Authority (Bermuda’s Central Bank), and he currently serves as a Director of Lombard Odier Darier Trust Ltd. (Bermuda), a subsidiary of the Swiss Bank, and a Director of the London Steam Ship Owners’ Mutual Insurance Association (Bermuda) Ltd. A keen oceanographer with a passion for shipwrecks and the sea, he was a founding Trustee of the Bermuda Underwater Exploration Institute and a founding Director of the Professional Shipwreck Explorers Association.

Laura L. Barton (age 47) was appointed as Vice President of Communications in November 2007. Ms. Barton directs marketing and corporate communications activities and media content development for the Company. Previously, Ms. Barton served as Director of Corporate Communications and Marketing for Odyssey since July 2003. From June 1994 to July 2003, she was President of LLB Communications, a marketing and communications consulting company that served a variety of broadcast networks, stations and distributors, and Odyssey. Prior to founding LLB Communications, Ms. Barton served in various marketing, promotions, publicity and creative services positions in local and network television since 1983. Ms. Barton received a B.A. degree in Mass Communication from the University of South Florida.

Michael J. Holmes (age 59) has served as Chief Financial Officer since May 2004. He joined Odyssey as Controller in March 2004. Mr. Holmes has served in a variety of subsidiary financial management positions with Anheuser-Busch Companies, Inc., including Vice President Finance, Sea World Orlando from February 1998 to May 2003; Vice President Finance, Busch Gardens Tampa Bay; Corporate Controller, Metal Container Corp. in St. Louis; Vice Finance and Chief Financial Officer, Exploration Cruise Lines in Seattle, Washington; and Director Internal Audit Services for Anheuser-Busch in St. Louis. Mr. Holmes received his undergraduate degree from the University of Missouri and his MBA degree from Crummer Graduate School of Business at Rollins College in Orlando. Mr. Holmes has also served as an adjunct professor of Accounting at the Rosen School of Hospitality Management, University of Central Florida in Orlando from August 2003 to March 2004. He has been very active in community leadership positions, including past board membership on the Orlando Regional Chamber of Commerce, Crummer Graduate School of Business Alumni Board, the ETC of Central Florida (International Drive Transportation Group) and Junior Achievement of Tampa Bay. He is a graduate of Leadership Tampa.

David A. Morris (age 58) has served as Secretary and Treasurer of the Company since August 1997. Mr. Morris graduated with a B.S. degree in Mechanical Engineering from Michigan State University in 1974. In his capacity with the Company, Mr. Morris coordinates administrative business activities, assists with financial reporting and participates in overall corporate planning and governance.

Jay A. Nudi (age 45) has served as Principal Accounting Officer of the Company since January 2006. Mr. Nudi has been with the Company since May 2005 as Corporate Controller and has over 20 years of accounting and management experience. Mr. Nudi is a certified public accountant. Prior to joining the Company, Mr. Nudi served as Controller for The Axis Group in Atlanta where he began in 2003. The Axis Group provides logistic solutions and services to the automotive industry. From 2001 to 2003, he served as a consultant to various companies on specific value-added tasks. From 2000 to 2001, Mr. Nudi was Director of Financial Reporting for OneSource, Inc., a leading provider of facilities management. From 1997 to 2000, he served as Corporate Controller for Acsys, Inc., a national recruiting firm that was publicly held until it was acquired in 2000. Mr. Nudi received a B.S. degree in Accounting from Pennsylvania State University in 1985.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to, among others, its principal executive, financial and accounting officers, and other persons, if any, performing similar functions. Our Code of Ethics can be obtained from the Company, without charge, by written request to the Chief Financial Officer at the Company’s address and is posted on the Company’s Internet web site (www.shipwreck.net).

CORPORATE GOVERNANCE

Board of Directors and Executive Officers

The Board of Directors held six scheduled meetings and four executive sessions of independent directors during the fiscal year ended December 31, 2008. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and its committees during the time each such Director was a member of the Board or of any committee of the Board.

Directors standing for election are expected to attend the Annual Meeting of Stockholders. All of the six directors standing for election at the 2008 Annual Meeting of Stockholders attended the meeting.

Executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for May 27, 2009. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company. No event occurred during the past five years which is material to an evaluation of the ability or integrity of any director or person nominated to be director or executive officer of the Company.

Independence of Board Committee Members

The Company has four directors, Bradford B. Baker, David J. Bederman, George Knutsson, and David J. Saul who are independent directors as defined in Section 4200 of the listing standards of the NASDAQ Stock Market. The Board of Directors affirmatively determined on March 10, 2009, that each of the four independent directors continues to meet the standards for independence established by NASDAQ. Dr. Bederman, however, does not meet the independence standards for service on the Audit Committee due to an arrangement whereby he has been compensated for legal services since January 2008.

Committees of the Board

Governance and Nominating Committee

The Company initially established a Governance Committee in May 2004. On March 7, 2008, the Board of Directors adopted an Amended and Restated Governance and Nominating Committee Charter and Guidelines. A copy of the Governance and Nominating Committee Charter and Guidelines is available on our web site at www.shipwreck.net.

The Governance and Nominating Committee presently consists of David J. Bederman, Chairman, Bradford B. Baker, George Knutsson and David J. Saul. The purpose of the committee is to provide assistance to the Board of Directors in fulfilling its responsibility with respect to oversight of the appropriate and effective governance of the Company including (i) identification and recommendation of qualified candidates for election to its Board of Directors and its committees; (ii) development and recommendation of appropriate corporate governance guidelines for the Company; (iii) recommendation of appropriate policies and procedures to ensure the effective functioning of the Board of Directors; (iv) recommendations regarding the appointment of corporate officers and the adoption of appropriate processes to ensure management succession and development plans for the principal officers of the Company and its key subsidiaries; and (v) recommendations regarding proposals submitted by stockholders of the Company. During the fiscal year ended December 31, 2008, the committee held four meetings.

The nomination process for incumbent members of the Board consists of an annual review by the committee in which the committee reviews each member’s (i) ability and willingness to continue service on the Board; (ii) past performance as a member of the Board; and (iii) continued Board eligibility and independence. In the event that a director vacancy arises, the committee shall seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the stockholders’ annual meeting. A director nominee shall meet the director qualifications as determined by the Board from time to time, including that the director nominee possesses personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s stockholders. The committee uses a Director Nomination Form and Corporate Director Questionnaire to assess the background and qualification of prospective candidates.

A candidate may be nominated for appointment or election to the Board by the committee or by a stockholder owning at the time of the recommendation not less than 1% of the Company’s outstanding common stock. Stockholders who wish to recommend persons to the committee should submit a letter addressed to the Chairman of the Governance Committee no later than December 15, 2009, that sets forth the name, age, and address of the person recommended for nomination; the principal occupation or employment of the person recommended for nomination; a statement that the person is willing to be nominated and will serve if elected; and a statement as to why the stockholder believes that the person should be considered for nomination for election to the Board of Directors and how the person meets the criteria to be considered by the committee described above.

Audit Committee

The Audit Committee presently consists of George Knutsson, Chairman, Bradford B. Baker, and David J. Saul, who are independent directors (as defined in Section 4200 of the listing standards of the NASDAQ Stock Market and also meet the independence standards of SEC Rule 10a-3(b)(1)). Mr. Knutsson serves as the Audit Committee Financial Expert. The Audit Committee assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls. It also facilitates open communication between the Audit Committee, Board of Directors, Odyssey’s independent registered public accounting firm and management. The Audit Committee is responsible for reviewing the audit process and evaluating and retaining the independent registered public accounting firm. The independent registered public accounting firm meets with the Audit Committee to review and discuss various matters pertaining to the audit, Odyssey’s financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by Odyssey. The Audit Committee is charged with the treatment of complaints for the confidential, anonymous submission by employees of Odyssey of concerns regarding questionable accounting or auditing matters. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s web site at www.shipwreck.net. During the fiscal year ended December 31, 2008, the Audit Committee held four regular meetings and four private sessions with auditors. The report of the Audit Committee is included in this Proxy Statement.

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Knutsson is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, by virtue of the fact that, among other things, he was founder and Chief Financial Officer of Pro-Tech Monitoring and in that capacity has acquired the relevant experience and expertise and has the attributes set forth in the applicable rules in order to constitute him as an audit committee financial expert.

Compensation Committee

The Company has a standing Compensation Committee of the Board of Directors. The Compensation Committee presently consists of Bradford B. Baker, Chairman, David J. Bederman, George Knutsson, and David J. Saul, who are independent directors (as defined in Section 4200 of the listing standards of the NASDAQ Stock Market). The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s web site at www.shipwreck.net. The Compensation Committee reviews and recommends to the Board compensation plans, policies and benefit programs for employees including stock options, distribution of stock in any form, incentive awards, and termination agreements. The Committee reviews the compensation arrangements for our executive officers and directors and makes recommendations to the Board of Directors. During the fiscal year ended December 31, 2008, this Committee held three meetings. The Compensation Committee’s report on 2008 executive compensation is included in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

There were no interlocks or other relationships among our executive officers and directors that are required to be disclosed under applicable executive compensation disclosure requirements.

Stockholder Communications with the Board of Directors

Stockholders wishing to contact the Board of Directors or specified members or committees of the Board should send correspondence to the Corporate Secretary, Odyssey Marine Exploration, Inc., 5215 West Laurel Street, Tampa, Florida 33607. All communications so received from stockholders of the Company will be forwarded to the members of the Board of Directors, or to a specific Board member or committee if so designated by the stockholder. A stockholder who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman. All stockholders are also encouraged to communicate directly with both executive officers and directors regarding issues affecting the Company at the Annual Meeting of Stockholders.

Report of the Audit Committee:

The Audit Committee, on behalf of the Board of Directors, assists in the oversight of the quality and integrity of accounting, auditing and reporting practices. The role of the Audit Committee includes the overseeing of the work of our internal auditing function and internal control over financial reporting, internal audit processes and reviewing compliance with significant applicable legal, ethical and regulatory requirements. Its role also includes inquiring about significant risks, reviewing Risk Management, and assessing the steps management has taken to control these risks.

The Company has a standing Audit Committee of the Board of Directors. The Audit Committee currently consists of Messrs. Knutsson (Chairman), Baker and Saul, who are independent directors (as defined in Section 4200 of the listing standards of the NASDAQ Stock Market). In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and the outside auditors the audited financial statements and the footnotes thereto in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K for the fiscal year ended December 31, 2008. The committee discussed with management and the outside auditors, qualitative aspects of financial reporting in the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements to the stockholders. In addition, the Audit Committee is responsible for the engagement of the Company’s independent registered public accounting firm and the scope of their work. The Audit Committee held eight meetings in the fiscal year ended December 31, 2008: four private executive meetings with the outside auditors without management and four regular Audit Committee meetings in which all aspects of its oversight role were discussed. The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans of the audit. The Audit Committee met with the independent registered public accounting firm to discuss the results of their audit, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Company’s outside independent registered public accounting firm, Ferlita, Walsh & Gonzalez, P.A., are responsible for expressing an opinion on the conformity of the Company’s audited financial statements in all material respects to accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed with the independent registered accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent registered public accounting firm under Statement on Auditing Standards 61, as amended by SAS 90. The Company’s independent registered public accounting firm have expressed the opinion that the Company’s audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States. The independent registered public accounting firm have full and free access to the Audit Committee.

The Audit Committee Chairman discussed with the Company’s independent registered public accounting firm their independence from management and the Company, and received from them the written disclosures and the letter concerning the independent registered public accounting firm’s independence required by the Independence Standard Board Standard No. 1.

The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company’s web site at www.shipwreck.net.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board and the Board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee also selected Ferlita, Walsh & Gonzalez, P.A., to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

Members of the Audit Committee

George Knutsson, Chairman	David J. Saul
Bradford B. Baker

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Based upon our review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

Bradford B. Baker, Chairman	George Knutsson
David J. Bederman	David J. Saul

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Oversight of Executive Compensation Plan

The Compensation Committee of our Board of Directors oversees our executive compensation program. This includes compensation paid to our Chief Executive Officer and all other officers named in the Summary Compensation Table. Our Compensation Committee is made up of independent, non-management members of our Board of Directors. The Compensation Committee is responsible for reviewing, assessing and initially approving all elements of compensation for our named executive officers. Compensation recommendations from the Compensation Committee are submitted to the full Board of Directors for approval.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during 2008, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.” The Company has not entered into employment agreements with any of the named executive officers.

Role of the Executive Officers in Compensation Decisions

The Chief Executive Officer assesses the performance of the named executive officers. He then recommends to the Compensation Committee a base salary, performance-based incentives and long-term equity awards at levels for each named executive officer, including himself, based upon that assessment. The Chief Financial Officer supports the Chief Executive Officer in providing appropriate analyses, peer group reviews and coordination with any outside consultants which may be retained to review the executive compensation program.

General Executive Compensation Philosophy

We have adopted a compensation program designed to attract, motivate and retain key executive employees, to drive business success and to create long-term stockholder value. We compensate our executive officers with base salary, annual incentive compensation and long-term equity compensation planned to be competitive in the marketplace and to align our executive officers with the financial interest of our stockholders. We have designed our compensation program to balance short-term and long-term financial objectives, to encourage building stockholder value and to reward individual and company performance. We target base salary at levels to attract and retain qualified individuals, to encourage long-term commitments and to discourage turnover of key personnel. Annual incentive compensation is paid to reward executives for company and personal achievement. The long-term equity component of compensation is designed to encourage our executives to think like stockholders by taking a long-term interest in the financial success of the Company and to encourage retention through vesting provisions of long-term incentives. We also target annual incentive awards and long-term equity awards to be a greater part of the compensation package. Since our Company is still operating at a loss, we take into account our ability to pay as a factor when determining base or incentive compensation that is to be paid in cash. The Compensation Committee considers the use of cash and the current financial conditions of the Company when approving cash-based compensation. In certain cases it may be necessary to pay annual incentive award compensation in equity depending upon the Company’s current situation.

General Stock Option Award Philosophy

Stock options are awarded to strengthen the relationship between the long-term value of our stock and potential financial incentives to our executive officers. These awards only become valuable if the recipient continues to be employed by us and if the value of our common stock rises to a level above the option exercise price established by the Compensation Committee on the grant date of the award. Stock options can vest based on time or time plus performance; however, we do not use market related targets in any stated performance criteria. While our Compensation Committee can set option prices as low as the fair market value on the date of grant, we have at times awarded options at a premium over fair market value as an incentive to our executive officers to strive for long-term improvement in the financial condition of our Company.

When stock options are awarded to officers as part of our compensation plan, the awards are to be granted as close to January 1st each year as is reasonably practical for the members of the Compensation Committee and the Board of Directors. The awards are made as early as practical in the year so that the time associated with any performance criteria is maximized. This practice avoids market timing of the grant of options around expected news releases.

Setting Executive Compensation and Market Compensation Assessment

2008 Market Assessment

For benchmarking the 2008 executive compensation program, we used the same peer group of companies that we used for 2007. This peer group included 26 companies obtained from the Bloomberg database of AMEX and NASDAQ companies with $125 - $175 million in market capitalization and under $10 million in revenue. Because Odyssey’s market capitalization had doubled since the time of our 2007 program review, we also evaluated a new Bloomberg listing of 13 companies that had between $150 - $300 million in market capitalization for the biomedical industry and under $10 million of revenues. Based upon our analyses of the two separate peer groups, we decided to maintain consistency by using the original peer group used for 2007, even though the results for the new peer group had higher annual base compensation. The result of our evaluation identified the following 26 peer group companies:

Altair Nanotechnologies Inc.	Grubb & Ellis Realty Advisors Inc.
Anadys Pharmaceuticals Inc.	Hemispherx BioPharma Inc.
Aastrom Biosciences Inc.	Hollis-Eden Pharmaceuticals Inc.
Arrowhead Research Corp.	Idaho General Mines Inc.
Artes Medical Inc.	InSite Vision Inc.
AVI BioPharma Inc.	Interleukin Genetics Inc.
Cytori Therapeutics Inc.	Medicsight Inc.
CytRx Corp.	Microvision Inc.
Depomed Inc.	Oxigene Inc.
Discovery Laboratories Inc.	Pure Cycle Corp.
Document Security Systems Inc.	Repros Therapeutics Inc.
Dune Energy Inc.	Telkonet Inc.
Emisphere Technologies Inc.	Threshold Pharmaceuticals Inc.

The characteristics of the above peer group include high market capitalization (peer group average $143 million), low revenue (peer group average $4.3 million) and negative earnings per share. These characteristics are indicative of companies with long-term growth prospects and market value potential. It was our opinion this peer group could continue to be utilized to benchmark executive compensation for Odyssey. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this type of information and providing it to the Compensation Committee is an important part of our executive compensation decision-making process.

Components and Results of the 2008 Compensation Plan

Base salary

Base salary is intended to provide our executive officers with a level of assured cash compensation that is reasonably competitive in the marketplace. It is based on the individual’s qualifications and experience with the Company, past performance taking into account all relevant criteria, value to the Company, the Company’s ability to pay and relevant competitive market data. Because our revenue is less than $10 million and our Company is not profitable, we believe cash compensation should be between the first quartile and midpoint of the range and annual performance-based incentives and long-term incentives should be at the higher end of the recommended ranges. The base salary ranges for the named executive officers were established based upon the competitive and benchmarking data from the peer group whereby the average peer group base salary became the midpoint of the salary range.

Results for 2008. Compensation ranges were established to coincide with the results of the peer group review compensation analysis for each of the named executive officer positions. Average base salary for the peer group companies became the 50th percentile of the compensation range.

The following identifies the 2008 50th percentile of the compensation range for each named executive officer as of January 2008:

Position	Base Salary 50th Percentile 2008
Chief Executive Officer	$385,000
President and Chief Operating Officer	$255,000
Chief Financial Officer	$255,000
Secretary/Treasurer	$175,000
VP Communications	$140,000

Base salaries for our named executive officers, which were near or below the recommended minimum of the salary range for 2007, were increased to better align with the results of the peer group analysis for 2008. As a result, base salaries generally remained below the 50th percentile of our peer group companies.

Name	Position	Base Salary January 2008	2008 Range Penetration
Gregory P. Stemm	Chief Executive Officer	$350,000	34%
Mark D. Gordon	President and Chief Operating Officer	$215,000	25%
Michael J. Holmes	Chief Financial Officer	$215,000	25%
David A. Morris	Secretary/Treasurer	$160,000	31%
Laura L. Barton	VP Communications	$120,000	17%

Annual Incentive Compensation and Targets

Annual incentive compensation is intended to provide a component of total cash compensation that represents an award for meeting corporate key objectives or for achievement of strategic objectives. Annual incentive compensation is expressed as target amounts that can be earned as a percentage of base salary. The amount of these targets are based on the individual’s qualifications and experience with the Company, past performance of duties, value to the Company, and the Company’s ability to pay. For all named executive officers, the annual incentive targets are weighted 75% toward the ability to meet key performance indicators of the Company and 25% toward attainment of individual strategic objectives. An executive’s individual strategic objectives are defined based upon the contribution such executive’s role and expertise can bring on achieving the Company’s overall strategic objectives.

Attainment of Company key performance indicators, which comprise 75% of the annual incentive awards, are based upon four separate categories that include revenue, recovered cargo, earnings per share and overall cash flow. Within each category several performance threshold targets were established whereby relative ranges of target incentives could be achieved. Relative levels of target incentive for revenue and recovered cargo key performance indicators ranged from 0% to 60% for each category. Relative levels of target incentives for earnings per share and cash flow ranged from 0% to 40% for each category. In order to achieve the upper range percentages of target incentives, significant stretch performance levels would need to be achieved. For example, to achieve 60% of target incentive, revenue would need to be greater than $20 million or recovered cargo would need to greater than $50 million; to achieve 40% of target incentive, earnings per share would need to be positive or cash flow from operations would need to be greater than budget. While the sum of the various key performance indicator categories could be over 100%, the intent was that named executive officers could achieve at or near target incentives by achieving stretch performance levels in only several categories, or above average levels for all four categories.

While it is intended that the Compensation Committee will follow the incentive award guidelines, the Committee has the discretion to increase or decrease the amounts based upon extenuating or unforeseen circumstances, or to deny annual incentive awards whether or not performance targets are achieved, as it deems appropriate. The attainment of individual strategic objectives is evaluated by the Compensation Committee based upon a report by the Chief Executive Officer. The overall annual incentive award is determined following a review of the performance of each named executive officer relative to the strategic objectives and the attainment of the Company’s key performance indicators. There is no maximum amount established and the incentive awards are at the discretion of the Compensation Committee.

The Chief Executive Officer evaluates the Company’s performance with the assistance of the Chief Financial Officer and evaluates the individual performance for all officers other than himself. Based upon review of these factors, he provides the Compensation Committee with his recommendations. The Compensation Committee reviews the performance and assessment of the Company and each executive officer and then evaluates the Chief Executive Officer’s performance.

Incentive Awards for 2008. The Board of Directors, as recommended by the Compensation Committee, decided that officers would not receive any annual incentive compensation/bonuses for 2008 because of the existing economic climate even though the named executive officers qualified for approximately 30% of the target bonus which primarily consisted of meeting their individual strategic objectives. The following table identifies the target award as a percentage of base salary for each named executive in accordance with the executive compensation plan, the weighting between Company and individual performance, and the actual incentive awarded based upon the recommendation of the Compensation Committee.

Name	Position	Target Award as % Salary	Company Performance Weighting	Individual Performance Weighting	Incentive Awarded as % Salary
Gregory P. Stemm	Chief Executive Officer	80%	75%	25%	0%
Mark D. Gordon	President and Chief Operating Officer	60%	75%	25%	0%
Michael J. Holmes	Chief Financial Officer	60%	75%	25%	0%
David A. Morris	Secretary/Treasurer	60%	75%	25%	0%
Laura L. Barton	VP Communications	40%	75%	25%	0%

Long–Term Incentive Targets and Awards

Long-Term Incentive Awards for 2008. Long-term incentive targets are intended to provide an equity component of total compensation in the form of stock options or restricted stock that vest based on time, performance or both. The value of these targets is set by the Compensation Committee based on the individual’s qualifications and experience with the Company, past performance of duties, and value to the Company. The following table represents the target long-term incentive award expressed as a percentage range of base salary.

Name	Position	Target Long-Term Incentive Award as a % of Base Salary	Actual Long-Term Incentive Award as a % of Base Salary
Gregory P. Stemm	Chief Executive Officer	125% - 150%	119%
Mark D. Gordon	President and Chief Operating Officer	75% - 100%	78%
Michael J. Holmes	Chief Financial Officer	75% - 100%	78%
David A. Morris	Secretary/Treasurer	75% - 100%	78%
Laura L. Barton	VP Communications	50% - 75%	56%

Long-term incentive equity awards were granted in May 2008 for all named executive officers. The long-term incentive awards were restricted stock which were valued based upon the stock price at the date of grant. These awards are summarized on the Grants of Plan-Based Awards table included herein.

Summary of 2009 Executive Compensation Program

The executive compensation program for 2009 utilized a similar process and the same peer group as in 2008 to determine target ranges for executive compensation. We looked at our existing peer group with revenue less than $10 million and market capitalization of $125- $175 million. The analysis resulted in an increase to the midpoint of the salary range of 5%. The following identifies the 2009 50th percentile of the compensation range for each named executive officer versus 2008:

	Base Salary 50th Percentile
Position	2008	2009
Chief Executive Officer	$385,000	$405,000
President and Chief Operating Officer	$255,000	$270,000
Chief Financial Officer	$255,000	$270,000
Secretary/Treasurer	$175,000	$184,000
VP Communications	$140,000	$147,000

Although the midpoint salary ranges were increased 5%, the Board of Directors, as recommended by the Compensation Committee, decided not to recommend any salary increases for 2009 at this time for all officer positions due to the existing economic climate.

Annual incentive targets and long-term equity targets remained at the same percentage of base salary as in 2008. Company and individual key performance criteria did not change in 2009.

Retirement Plans and All Other Compensation

We do not have any deferred compensation or retirement plan at this time. During 2008, we did not pay perquisites exceeding $10,000 in the aggregate to our Chief Executive Officer or other named executive officers. Our named executive officers participated in non-discriminatory life and health insurance plans as all other employees. The Company does not currently have employment agreements in effect with any of its named executive officers. However, Mr. John C. Morris retired as Chief Executive Officer and Chairman of the Board on January 2, 2008, and entered into a consulting agreement with the Company. Since January 2, 2008, he no longer participated in our executive compensation plan. The details of his consulting arrangement are discussed in “Certain Relationships and Related Transactions.”

Compensation Tables

SUMMARY COMPENSATION TABLE

The following table set forth information regarding the compensation paid to the Company’s Chief Executive Officer and the other named executive officers for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2006, 2007 and 2008. Expense related to Bonus or Annual Incentive Awards that were paid after the fiscal year ending date are included in compensation expense for each year.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (3)	Stock Awards ($) (4)	Option Awards ($) (5) (6)	All Other Compensation ($) (7) (8)	Total ($)

John C. Morris, Chief Executive Officer (2)	2008	$2,264	—	—	$692,800	$716,352	$1,411,416
	2007	$325,000	$260,000	—	$189,750	$1,255	$776,605
	2006	$250,000	$75,000	—	$7,125	$979	$333,104

Gregory P. Stemm, Chief Executive Officer (2)	2008	$350,000	—	$138,620	$184,875	$1,267	$674,762
	2007	$325,000	$260,000	—	$184,875	$1,255	$771,130
	2006	$250,000	$75,000	—	$22,000	$1,078	$348,078

Michael J. Holmes, Chief Financial Officer	2008	$215,000	—	$55,767	$110,667	$996	$382,430
	2007	$175,000	$105,000	—	$110,667	$863	$391,530
	2006	$150,000	$45,000	—	$29,334	$657	$224,991

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (3)	Stock Awards ($) (4)	Option Awards ($) (5) (6)	All Other Compensation ($) (7) (8)	Total ($)

Mark D. Gordon, President and Chief Operating Officer	2008	$215,000	—	$55,767	$71,400	$996	$343,163
	2007	$155,208	$90,000	—	$89,350	$774	$335,332
	2006	$110,000	$27,500	—	$3,650	$488	$141,638

David A. Morris, Secretary/Treasurer	2008	$160,000	—	$41,427	$90,133	$820	$292,380
	2007	$150,000	$90,000	—	$90,133	$780	$330,913
	2006	$120,000	$36,000	—	$19,066	$531	$175,597

Laura L. Barton, Vice President Communications	2008	$120,000	—	$22,307	$78,400	$693	$221,400
	2007	$96,250	$35,000	—	$38,317	$592	$170,159
	2006	$90,000	$22,500	—	$14,600	$387	$127,487

(1)	The offices held by each named executive officer are as of December 31, 2008, except John C. Morris who served as Chief Executive Officer until his retirement on January 2, 2008.
(2)	Effective January 3, 2008, Mr. Stemm succeeded Mr. Morris as Chief Executive Officer upon Mr. Morris’s retirement. Mr. Morris currently is engaged on a consulting basis.
(3)	At the recommendation of management to the Compensation Committee, no annual incentive or bonus compensation was paid or accrued for our named executive officers for 2008.
(4)	The amounts reported reflect the dollar amount recognized for financial statement reporting purposes for restricted stock awards in accordance with Financial Accounting Standards Board Statement 123(R), or FAS 123(R), awarded under the Amended 2005 Stock Incentive Plan. For each restricted stock award, fair value is calculated using the closing price of the common stock on the date of grant. These amounts reflect our accounting expense and do not correspond to the actual value that may be recognized by the named executive officers.
(5)	The amounts reported are the compensation costs recognized by us in fiscal years 2006, 2007 and 2008 for option awards as determined using a Black-Scholes valuation model in accordance with FAS 123(R), disregarding any estimates of forfeitures related to service-based vesting conditions. The compensation costs include amounts from awards granted in and prior to fiscal 2008. The assumptions used to calculate the value of option awards are detailed in Note N under the caption “Stock-Based Compensation” to the Company’s Consolidated Financial Statements set forth in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2008. These amounts reflect the accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers, which may be higher or lower based on a number of factors including stock price fluctuations and applicable vesting.
(6)	The amount reported for Mr. John Morris for 2008 reflects the accounting costs recognized due to acceleration of vesting of 225,000 stock options upon his retirement January 2, 2008.
(7)	Except for Mr. John Morris, the amounts shown reflect amounts for life insurance premiums paid by the Company on behalf of each named executive officer for the fiscal years 2006, 2007 and 2008.
(8)	The amount reported for Mr. John Morris for 2008 includes a one-time payment of $325,000 upon his retirement on January 2, 2008, and $391,352 for continuing services under his consulting agreement.

2008 GRANTS OF PLAN-BASED AWARDS

The following table sets forth the actual number of restricted stock awards granted and the grant date fair value of these awards. There were no stock options or other equity or non-equity incentive awards granted to named executive officers during 2008.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh) (2) (3)
John C. Morris	1/2/2008	—	25,000	$3.50	$32,850
	1/2/2008	—	75,000	$3.50	$65,700
	1/2/2008	—	125,000	$5.00	$404,500

Gregory P. Stemm	5/7/2008	87,000			$415,860

Michael J. Holmes	5/7/2008	35,000			$167,300

Mark D. Gordon	5/7/2008	35,000			$167,300

David A. Morris	5/7/2008	26,000			$124,280

Laura L. Barton	5/7/2008	14,000			$66,920

(1)	Restricted stock awards were approved by the Board of Directors on January 12, 2008, for the named executive officers provided that the amendments to the 2005 Stock Incentive Plan were approved by stockholders at the Annual Meeting of Stockholders on May 7, 2008. Each award would vest in 1/3 of the number of shares granted on each of December 31, 2008, 2009 and 2010. If the amendments to the 2005 Stock Incentive Plan were not approved by the stockholders, the awards would be forfeited. The amendments to the 2005 Stock Incentive Plan were approved on May 7, 2008, and the awards were then deemed to be granted.
(2)	Upon his retirement on January 2, 2008, the Board of Directors accelerated the vesting of all non-vested stock options held by Mr. John Morris. All other terms of the options remained the same. The amounts shown are the incremental costs calculated in accordance with FAS 123(R) associated with the modification of the options.
(3)	The amounts reported for restricted stock awards reflect the aggregate dollar amount for financial statement reporting purposes to be recorded over the vesting life of the awards in accordance with FAS 123(R). For each restricted stock award, fair value was the closing price of the common stock on the date of grant. These amounts reflect the aggregate accounting fair value on the date of grant and do not correspond to the actual value that may be recognized by the named executive officers.

The Summary Compensation Table and Grants of Plan-Based Awards table provide details of cash and non-cash compensation reportable for our named executive officers. The tables include the base salaries paid to our named executive officers and compensation cost calculated under FAS 123(R) attributed to the vesting of the long-term component of executive compensation during the year. Even though accomplishment of personal objectives would have allowed discretionary bonus amounts under our compensation plan, none of our named executive officers received a bonus or performance-based incentive award during 2008. The below table indicates the ratios of base salary, compensation expense for vesting of stock options and awards, and all other compensation to total compensation.

Name	Salary as a Percentage of Total Compensation	Vesting Expense of Equity Awards as a Percentage of Total Compensation	All Other Compensation
John C. Morris	0%	49%	51%

Gregory P. Stemm	52%	48%	0%

Michael J. Holmes	56%	44%	0%

Mark D. Gordon	63%	37%	0%

David A. Morris	55%	45%	0%

Laura L. Barton	54%	46%	0%

Our former Chief Executive Officer, John C. Morris, retired on January 2, 2008, and entered into a three-year consulting agreement. In accordance with the agreement, he was paid a total of $716,352 which included a one-time payment of $325,000. He agreed to not compete with the Company and to provide ongoing consulting at the direction of the Chief Executive Officer. In addition, the vesting of stock options held by Mr. Morris was accelerated on January 2, 2008, resulting in an incremental non-cash expense of $503,050. For all of our other named executive officers, salary and life insurance premiums were paid in cash. The vesting expense for each named executive officer depended on the number of options vesting during the year and the fair value of such options on the date of grant. These amounts reflect the aggregate accounting fair value on the date of grant and do not correspond to the actual value that may be recognized by the named executive.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows the number of common shares covered by outstanding stock option awards that are exercisable and unexercisable, and the number of common shares covered by unvested restricted stock awards for each of our named executive officers as of December 31, 2008.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Name	Exercisable	Unexercisable
John C. Morris	112,500	—	$3.50	1/26/2011	(3)
	250,000	—	$5.00	2/5/2012	(4)

Gregory P. Stemm	62,500	50,000	$3.50	1/26/2011	(5)	58,000	$186,760
	125,000	125,000	$3.50	2/5/2012	(6)

Michael J. Holmes	100,000	—	$5.00	3/14/2009	(7)	23,333	$75,132
	50,000	33,333	$3.50	1/26/2011	(8)
	66,667	33,333	$3.50	12/31/2011	(9)

Mark D. Gordon	25,000	—	$5.00	6/1/2009	(10)	23,333	$75,132
	10,000	—	$4.00	1/12/2010	(11)
	15,000	—	$3.50	12/31/2010	(12)
	50,000	50,000	$3.50	12/31/2011	(13)
	40,000	60,000	$5.00	12/31/2013	(14)

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Name	Exercisable	Unexercisable
David A. Morris	32,500	21,666	$3.50	1/26/2011	(15)	17,333	$55,812
	66,667	33,333	$3.50	12/31/2011	(16)

Laura L. Barton	20,000	—	$4.00	1/12/2010	(17)	9,333	$30,052
	15,000	—	$3.50	12/31/2010	(18)
	13,333	86,667	$7.00	11/5/2013	(19)

(1)	For each stock award in this column the remaining unvested shares reported will vest in 50% of the remaining number of shares on each of December 31, 2009 and 2010.
(2)	The market value of the restricted stock awards that have not vested is calculated by multiplying the number of shares represented by the stock awards times the closing price of our common stock on December 31, 2008, which was $3.22.
(3)	This option vested in 12,500 shares on December 26, 2007 and 100,000 shares on January 2, 2008. On January 2, 2008, when Mr. Morris retired, all unvested outstanding options held by Mr. Morris became vested and exercisable in accordance with the consulting agreement entered into on that date.
(4)	This option vested in 62,500 shares on each of June 30 and December 31, 2007, and in 125,000 shares on January 2, 2008. January 2, 2008, when Mr. Morris retired, all unvested outstanding options held by Mr. Morris became vested and exercisable in accordance with the consulting agreement entered into on that date.
(5)	This option vested in 12,500 shares on January 26, 2007, and in 50,000 shares on each of January 26, 2008 and 2009.
(6)	This option vests in 62,500 shares on each of December 31, 2007 through 2010.
(7)	This option vested in 25,000 shares on each of September 15, 2004 and 2005 and March 15, 2005 and 2006.
(8)	This option vested in 16,667 shares on January 26, 2007; 33,334 shares on January 26, 2008 and 33,333 shares on January 26, 2009.
(9)	This option vests in 33,333 shares on each of December 31, 2007 and 2008 and 33,334 on December 31, 2009.
(10)	This option vested in 25,000 shares on September 20, 2005.
(11)	This option vested in 2,500 shares on each of July 12, 2006, January 12 and July 12, 2007, and January 12, 2008.
(12)	This option vested in 3,750 shares on each of June 30 and December 31, 2007 and June 30 and December 31, 2008.
(13)	This option vests in 25,000 shares on each of December 31, 2007 through 2010.
(14)	This option vests in 20,000 shares on each of December 31, 2007 through 2011.
(15)	This option vests in 10,834 shares on January 26, 2007; 21,666 shares on January 26, 2008 and 21,666 shares on January 26, 2009.
(16)	This option vests in 33,333 shares on each of December 31, 2007 and 2008 and 33,334 shares on December 31, 2009.
(17)	This option vested in 5,000 shares on each of July 12, 2006, January 12 and July 12, 2007, and January 12, 2008.
(18)	This option vested in 3,750 shares on each of June 30 and December 31, 2007 and June 30 and December 31, 2008.
(19)	This option vests in 13,333 shares on June 30, 2008; 20,000 shares on each of June 30, 2009 through 2011 and 6,667 shares on 11/5/2012.

2008 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding options exercised and stock awards vested during 2008 for the persons named in the Summary Compensation Table above.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John C. Morris	0	$—	—	$—

Gregory P. Stemm	0	$—	19,880	$64,014

Michael J. Holmes	0	$—	8,581	$27,631

Mark D. Gordon	0	$—	8,581	$27,631

David A. Morris	80,000	$232,350	5,941	$19,130

Laura L. Barton	0	$—	3,432	$11,051

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

None of our named executive officers have an employment contract or agreement, whether written or unwritten, that provides for payments at, following, or in connection with a change-in-control of the Company or termination of employment, except for Mr. John C. Morris, who retired on January 2, 2008, as discussed below and in “Certain Relationships and Related Transactions.” Under our Amended and Restated 2005 Stock Incentive Plan, the Compensation Committee has the discretion, but not the obligation, to accelerate the vesting or to compensate holders of otherwise unvested stock incentives in the event of a change-in-control. Only options or restricted stock awards granted during 2006 and later are subject to potential acceleration of vesting under a change-in-control and only if these incentives are not assumed by the entity taking control.

At December 31, 2008, our closing stock price was $3.22 per share, which is below the per share option exercise price of all of the stock options issued to our named executive officers that could have become immediately exercisable due to a change-in-control if the Compensation Committee acted to accelerate the vesting. Since all of the options were out of the money, none would have been exercisable, and no expense would have been recognized from accelerating the vesting of stock options due to a change-in-control at December 31, 2008. At December 31, 2008, there were unvested restricted stock awards having a value of $422,889 that could have been purchased by the Company in cash or in stock in the event of a change-in-control at the discretion of the Compensation Committee. The number and value of such restricted stock awards is shown in the “2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END” table. The amounts shown are the cost that would have been recognized by the Company in the event of a change-in-control on December 31, 2008, if the Compensation Committee approved compensating each officer for the outstanding restricted stock awards shown.

Pursuant to a transition agreement entered into on January 2, 2008, Mr. John Morris retired from the Board of Directors and from the Company as Chief Executive Officer. Under the terms of the transition agreement in the event there had been a change-in-control at December 31, 2008, Mr. Morris would have been due $650,000.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation paid to directors for 2008. The Compensation Committee used the same peer group as was used for executive officers to benchmark total compensation for directors.

2008 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Bradford B. Baker	$66,500	$—	$25,760		$92,260

Dr. David J. Bederman	$61,500	$—	$40,524	$96,000	$198,024

George Knutsson	$75,000	$—	$29,785		$104,785

Dr. David J. Saul	$17,500	$42,500	$21,735		$81,735

(1)	Dr. Saul elected to receive restricted stock for the full amount of his annual retainer for 2008. The number of shares awarded was determined by dividing the amount otherwise due in cash on the first date of each quarter by the price of our common stock on that date. He received 8,816 shares of common stock for $42,500 worth of services. The stock was restricted until the end of the service period.
(2)	Each independent director received a stock option as the equity component of annual compensation for 2008. The amounts shown are the fair value as determined under FAS 123(R) of the options granted. The number of options granted to each was based on the additional duties as Lead Director in the case of Dr. Bederman and Committee Chairpersons in the cases of Messrs. Knutsson and Baker. The stock options were granted from the Amended and Restated 2005 Stock Incentive Plan on January 2, 2009, as follows:

Non-Employee Director	Options	Exercise Price	Termination Date
Mr. Baker	16,000	$3.51	12/31/2013
Dr. Bederman	25,170	$3.51	12/31/2013
Mr. Knutsson	18,500	$3.51	12/31/2013
Dr. Saul	13,500	$3.51	12/31/2013

(3)	Dr. Bederman was compensated for legal service in the amount shown for 2008.

At December 31, 2008, Dr. Saul held 8,000 stock options. No other options or unvested stock awards were outstanding for the non-employee directors. However, the expense associated with the options in note 2 above was accrued for 2008 as reflected in the Option Awards column of the 2008 Director Compensation table.

Compensation of Directors

For the year ended December 31, 2008, our outside directors were compensated according to the following structure:

•	Each outside director received $40,000 annually as a retainer. Additional annual retainers were paid as follows for the chairmanship of committees:

Audit Committee Chairman	$10,000
Compensation Committee Chairman	$5,000
Governance Committee Chairman	$5,000

•

Each director has the option to receive cash or common stock for the amount of retainers. Retainers are paid quarterly in advance unless stock is awarded. When stock is awarded, the number of shares is calculated by dividing the dollar amount otherwise due in cash by the fair market value of the stock on the first day of each quarter when cash payments are due. The stock is restricted until the service period ends.

•

In addition, outside directors received $1,000 per meeting attended on behalf of the Board of Directors including full board meetings, and audit committee, governance committee and compensation committee meetings.

•	Meetings attended telephonically earned compensation of $500 for attendance.

•	Committee chairmen received an additional $1,000 per meeting over which they presided.

•

A discretionary equity compensation payment was awarded to each independent director for 2008 in the form of a stock option grant on January 2, 2009, under the Company’s Amended and Restated 2005 Stock Incentive Plan.

•	We do not pay amounts that would be classified as perquisites or other compensation to our directors, and there are no existing or potential change-of-control, retirement or legacy obligations.

•	Directors were reimbursed for out-of-pocket expenses in connection with attending meetings of the Board of Directors or committees.

Directors will be compensated for 2009 under the same terms as for 2008 except that the equity award component of director compensation will be determined at the discretion of the Compensation Committee.

ESTIMATED DIRECTOR COMPENSATION FOR 2009

	Audit Chair	Compensation Chair	Governance Chair	Committee Member	Lead Director
Total retainer	$50,000	$45,000	$45,000	$40,000	$40,000

Estimated fees (1)	$22,000	$22,000	$22,000	$22,000	$22,000

Estimated equity value (2)	$27,750	$24,000	$24,000	$20,250	$37,750

Estimated total compensation	$99,750	$91,000	$91,000	$82,250	$99,750

(1)	Assumes the following meetings per year:

Board	6
Audit	8
Compensation	4
Governance	3
Telephonic	2

(2)	Assumes payout of target equity retainer of 33-61% of total cash compensation.

In addition, Mr. Bederman will continue to be compensated for legal services in an amount of $8,000 per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 15, 2009, the beneficial ownership of each person known by the Company to be the beneficial owner of five percent or more of our common stock, each named executive officer and director individually and all executive officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Percentage of beneficial ownership is based on the number of shares of common stock outstanding as of March 15, 2009. Shares of common stock issuable upon conversion of convertible preferred stock, or the exercise of stock options or warrants currently exercisable, or exercisable within 60 days after March 15, 2009, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such shares, options or warrants, but are not deemed outstanding for computing the percentage ownership for any other persons.

Name of Beneficial Owner	Amount of Beneficial Ownership (1)		Percentage of Class
Gregory P. Stemm, CEO and Chairman	2,142,848	(2)	4.1%

Dr. David J. Saul, Director	617,137	(3)	1.2%

David A. Morris, Secretary/Treasurer	440,057	(4)	*

Michael J. Holmes, CFO	277,840	(5)	*

George Knutsson, Director	155,000	(6)	*

Mark D. Gordon, President and Director	149,323	(7)	*

Laura L. Barton, VP of Communications	103,333	(8)	*

Dr. David J. Bederman, Director	60,580	(9)	*

Bradford B. Baker, Director	21,000	(10)	*

All Officers and Directors as a group (10 persons)	4,090,965		7.6%

Fortress Investment Group, LLC	5,719,455	(11)	9.9%
1345 Avenue of the Americas, 46th Floor
New York, NY 10105

GLG Partners Inc.	5,410,172	(12)	9.9%
1 Curzon Street
London W1J 5HB

Adam Sender	4,977,500	(13)	9.1%
270 Lafayette Street, Suite 1101
New York, NY 10012

Exis Capital Management, Inc.	2,977,500	(14)	5.7%
270 Lafayette Street, Suite 1101
New York, NY 10012

Newland Capital Management, LLC	2,856,085	(15)	5.4%
350 Madison Avenue, 11th Floor
New York, NY 10017

Craig Effron and Curtis Schenker	4,025,000	(16)	7.3%
660 Madison Avenue
New York, NY 10065

*	Represents less than 1% beneficial ownership.
(1)	Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.
(2)	Consists of 782,789 shares held jointly by Mr. Stemm and his wife; 1,122,559 shares held by Adanic Capital, Ltd., a limited partnership for which Mr. Stemm serves as general partner; and 237,500 shares underlying currently exercisable stock options. Mr. Stemm has pledged 500,000 shares of common stock as collateral for a personal loan.
(3)	Consists of 595,637 shares held jointly by Dr. Saul and his wife and 21,500 shares underlying currently exercisable stock options held by Dr. Saul.

(4)	Consists of 319,224 shares held jointly by Mr. Morris and his wife and 120,833 shares underlying currently exercisable stock options held by Mr. Morris.
(5)	Includes 250,000 shares underlying currently exercisable stock options held by Mr. Holmes.
(6)	Includes 18,500 shares underlying currently exercisable stock options held by Mr. Knutsson.
(7)	Includes 130,000 shares underlying currently exercisable stock options held by Mr. Gordon.
(8)	Includes 55,000 shares held jointly by Mrs. Barton and her husband and 48,333 shares underlying currently exercisable stock options held by Mrs. Barton.
(9)	Includes 25,170 shares underlying currently exercisable stock options held by Dr. Bederman.
(10)	Consists of 5,000 shares held by the Bristol Edward Rudolph Revocable Trust, a trust of which Mr. Baker is the sole trustee and 16,000 shares underlying currently exercisable stock options held by Mr. Baker.
(11)	Based upon Schedule 13G/A filed by Fortress Investment Group, LLC and related entities, and Drawbridge Global Macro Master Fund LP with the Securities and Exchange Commission on February 10, 2009. Includes 813,091 shares of common stock, 3,650,000 shares issuable upon the conversion of Series D Convertible Preferred Stock (“Series D Preferred Stock”) and 1,253,424 shares issuable upon the conversion of Series E Convertible Preferred Stock (“Series E Preferred Stock”) held by Drawbridge Global Macro Master Fund Ltd. Excluded from the computation of beneficial ownership are 46,576 shares issuable upon the conversion of Series E Preferred Stock held by Drawbridge Global Macro Master Fund Ltd. The shares are excluded due to a provision that such shares of preferred stock cannot be converted into common stock if the conversion or exercise would increase the beneficial ownership of the holder above 9.9%. Fortress Investment Group, LLC has indirect investment control over the shares beneficially owned by Drawbridge Global Macro Master Fund Ltd.
(12)	Based upon Schedule 13G/A filed by GLG Partners LP and related entities, and GLG North American Opportunity Fund on February 21, 2009. Includes 3,710,172 shares of common stock and 1,700,000 shares issuable upon the conversion of Series D Preferred Stock beneficially owned by GLG Partners LP. Excluded from beneficial ownership are 1,747,600 shares issuable upon conversion of Series D Preferred Stock due to a provision that the Series D Preferred Stock cannot be converted into common stock to the extent that it would increase the beneficial ownership of the holder above 9.9%. Included in the amount shown is the beneficial ownership of GLG North American Opportunity Fund consisting of 1,943,100 shares of common stock and 2,564,200 shares issuable upon conversion of Series D Preferred Stock. GLG Partners LP is the Investment Manager and a beneficial owner of the shares held by GLG North American Opportunity Fund and certain other funds and managed accounts to which GLG Partners LP serves as investment manager (collectively the “GLG Funds”). GLG Partners LP may be deemed to be the beneficial owner of all shares owned by the GLG Funds. GLG Partners, Inc., the General Partner to the investment manager, may be deemed to be the beneficial owner of all shares owned by the GLG Funds. Each of Emmanuel Roman, Pierre Lagrange and Noam Gottesman are Managing Directors of the General Partner. GLG Partners, Inc., (the Parent Company) which indirectly wholly owns the general partner, may be deemed to be the beneficial owner of all shares owned by the GLG Funds. Each of the Investment Manager, the General Partner, the Parent Company, GLG, Inc., Emmanuel Roman, Pierre Lagrange and Noam Gottesman hereby disclaims any beneficial ownership of any such shares, except for their pecuniary interest therein.
(13)	Based upon Schedule 13G/A filed by Mr. Adam Sender, Exis Capital Management, Inc., and Walrus Master Fund Limited on February 6, 2009. Includes 2,000,000 shares of common stock held by Mr. Sender and 2,977,000 shares beneficially owned by Mr. Sender as the sole shareholder of Exis Capital Management, Inc. the investment manager of Walrus Master Fund Limited.
(14)	Based upon Schedule 13G/A filed by Mr. Adam Sender, Exis Capital Management, Inc., and Walrus Master Fund Limited on February 6, 2009. Includes 2,977,000 shares beneficially owned by Walrus Master Fund Limited, Exis Capital Management, Inc. the investment manager of Walrus Master Fund Limited, and Mr. Adam Sender the sole shareholder of Exis Capital Management, Inc.

(15)	Based upon Schedule 13G filed by Newland Capital Management, LLC, Newland Master Fund, Ltd., Mr. Ken Brodkowitz and Mr. Michael Vermut on February 4, 2009. Includes 2,856,085 shares beneficially owned by Newland Master Fund, Ltd., Newland Capital Management, Inc. the investment manager, Mr. Ken Brodkowitz, the Managing Member of the Investment Manager, and Mr. Michael Vermut. Each of the above hereby disclaims any beneficial ownership of any such shares, except for their pecuniary interest therein.
(16)	Based upon a Schedule 13G filed by Mr. Craig Effron, Mr. Curtis Schenker, Scoggin Inc., Scoggin LLC and related entities on October 21, 2008. Includes 1,542,500 shares beneficially owned by Scoggin Inc. of which Mr. Effron and Mr. Schenker are the sole stockholders, 2,304,000 shares beneficially owned by Scoggin LLC of which Mr. Effron and Mr. Schenker are the General Partners, and 178,500 shares beneficially owned by Gameboy Partners, LLC of which Mr. Effron and Mr. Schenker are the managers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2008, and Form 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 2008, and certain written representations, no persons who were either a director, executive officer or beneficial owner of more than 10% of the Company’s Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy on Review, Approval or Ratification of Transactions with Related Parties

On March 6, 2007, our Board of Directors adopted the following policy governing transactions with related parties.

Transactions involving related parties present a risk to us of being improperly valued or of exposing us to conflicts of interest. To reduce the potential for these risks the Board has adopted this policy which must be followed in connection with all related party transactions involving us or our subsidiaries when the dollar amount of the transaction or a series of similar related transactions exceeds or is expected to exceed $120,000 during a fiscal year. All completed or proposed related party transactions are to be reported to the Company’s Disclosure Committee no later than the end of the current quarter and the Committee will present the transactions or proposed transactions to the Board of Directors for review, ratification or approval.

Related party transactions may be entered into or continued only if approved as follows:

If the related party transaction is in the normal course of our business and is (a) entered into on terms no less favorable to us than those generally being provided to or available for unrelated third parties, or (b) is fair to us in taking into account the totality of the relationships between the parties involved including other transactions that may be particularly favorable or advantageous to us, then the CEO or CFO may approve the transaction, provided the approving individual is not a party to the transaction. Such transactions will then be presented to the disinterested members of the Board of Directors for ratification.

Any other related party transaction may only be approved by a majority of the disinterested Board of Directors.

Prior to this, related party transactions were reviewed by the Board of Directors as these transactions were contemplated or occurred.

Other Relationships

Pursuant to a transition agreement entered into on January 2, 2008, John C. Morris retired from the Board of Directors and from the Company as Chief Executive Officer. Mr. Morris received a cash separation payment of $325,000. Also, options to purchase 225,000 shares of the Company’s common stock at various exercise prices originally scheduled to be fully vested by January 26, 2009, became vested on January 2, 2008. Options to purchase an aggregate of 362,500 shares of common stock previously granted to Mr. Morris remain exercisable until their original termination dates. The expense computed under FAS 123(R) of modifying the option agreements outstanding amounted to $503,050. This amount reflects the aggregate accounting fair value and does not correspond to the actual value that may be recognized by Mr. Morris.

To compensate Mr. Morris for his consulting services and for a non-competition covenant set forth in the transition agreement, during each year of the three-year transition period, Mr. Morris is entitled to compensation in an amount equal to the greater of $325,000 or 4.0% of the aggregate value of any debt or equity financing, merger, consolidations or similar transaction, sale or acquisition of assets, or new business venture or project obtained or consummated by Odyssey during the year; provided, however, that Mr. Morris shall have initiated or been substantially involved as determined by the Compensation Committee of the Company in the negotiation or implementation of any of the foregoing. Additionally, the Company has agreed to provide Mr. Morris with health benefits that currently cost less than $500 per month.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Ferlita, Walsh & Gonzalez, P.A. audited the financial statements of the Company for the year ended December 31, 2008, and has been selected by the Audit Committee to serve in such capacity for the year ending December 31, 2009.

It is expected that representatives of Ferlita, Walsh & Gonzalez, P.A. will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table presents aggregate fees billed for professional services rendered by Ferlita, Walsh & Gonzalez, P.A. for the audit of the Company’s annual financial statements for the years ended December 31, 2008, and December 31, 2007, and fees billed for other services rendered by them during those periods.

	2008	2007
Audit Fees (1)	$102,640	$102,205
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

Total	$102,640	$102,205

(1)	These are fees for professional services performed by Ferlita, Walsh & Gonzalez, P.A. for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Independence of Principal Accountant and Other Audit Committee Considerations

The Audit Committee reviews at least annually the independent auditors’ qualifications, performance and independence including that of the lead partner. On December 23, 2008, our Audit Committee received written confirmation from Ferlita, Walsh & Gonzalez, P.A. that the firm is independent of the Company within the meaning of the federal securities laws administered by the Securities and Exchange Commission.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Company’s independent registered public accounting firm may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may the Company’s principal accountant be engaged to provide any other non-audit service unless it is determined that the engagement of the principal accountant provides a business benefit resulting from its inherent knowledge of the Company while not impairing its independence. The Audit Committee must pre-approve the engagement of the Company’s principal accountant to provide both audit and permissible non-audit services. No non-audit services were provided by the independent registered public accounting firm during the past two fiscal years.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

Any proposal by a stockholder intended to be presented at the Company’s 2010 Annual Meeting of Stockholders must be received at the offices of the Company, 5215 West Laurel Street, Tampa, Florida 33607, not less than December 15, 2009, in order to be included in the Company’s proxy statement and proxy relating to that meeting.

GREGORY P. STEMM
Chairman and Chief Executive Officer
Tampa, Florida
April 14, 2009

ODYSSEY MARINE EXPLORATION, INC. 5215 WEST LAUREL STREET TAMPA, FL 33607

There are three ways to vote your Proxy.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 26, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 26, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS
ODYME1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ODYSSEY MARINE EXPLORATION, INC. The Board of Directors recommends a vote “FOR” the listed nominees Vote On Directors 1. Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:	☐	☐	☐
01 - Gregory P. Stemm 02 - Bradford B. Baker 03 - David J. Bederman 04 - Mark D. Gordon 05 - George Knutsson 06 - David J. Saul

2. To transact such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER’S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

Authorized Signatures – Sign Here. This Section must be completed for your instructions to be executed.

Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

Meeting Location:

Quorum Hotel – Tampa

Princess Palm Room

700 North Westshore Boulevard

Tampa, FL 33609

Directions: One block north of I-275 at the corner of Westshore Boulevard and Cypress Street.

ODYME2

ODYSSEY MARINE EXPLORATION, INC.

PROXY CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gregory P. Stemm and David J. Bederman, or either of them, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated on the reverse, all the shares of common stock of Odyssey Marine Exploration, Inc. held of record by the undersigned on March 30, 2009, at the Annual Meeting of Stockholders to be held on May 27, 2009, at the Quorum Hotel – Tampa, 700 North Westshore Boulevard, Tampa, Florida, or any adjournment thereof as specified on the reverse side of this card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ODYSSEY MARINE EXPLORATION, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.